SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 13, 2004

ENVIRONMENTAL ELEMENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10955	52-1303748
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3700 Koppers Street, Baltimore, Maryland 21227

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 368-7000

Item 5.02 (b) - Resignation of Registrant’s Directors

Effective March 31, 2004, Barry Koh, a member of the Company’s Board of Directors resigned from the Board. Mr. Koh’s decision was made for personal reasons and was not a result of any disagreement with the Company relating to its operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 13, 2004.

ENVIRONMENTAL ELEMENTS CORPORATION

By:	/s/ Lawrence Rychlak
Lawrence Rychlak
President & Chief Financial Officer